  Exhibit 10.26

CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT, dated as of March 13, 2018 is by and between FitLife Brands, Inc., a Nevada corporation (the “Company”), and Dayton Judd (the “Consultant”).

RECITAL

WHEREAS, the Company desires to contract with the Consultant to provide certain executive management services for the Company, and Consultant agrees to provide such services, each as more particularly set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Services of the Consultant. The Consultant shall serve as Interim Chief Executive Officer of the Company, reporting to the Board of Directors, and shall perform all such duties required of a Chief Executive Officer, until such time as a permanent Chief Executive Officer is appointed, or this Agreement is terminated pursuant to its terms (the “Services”).

2. Compensation. In consideration for the Services performed by the Consultant, the Company shall provide the following compensation to Consultant (i) $225,000 in annual cash compensation shall be paid to Consultant, payable in twelve equal monthly installments at the beginning of each month, and (ii) 225,000 shares of the Company’s common stock, $0.001 par value, shall be issued to Consultant promptly after the execution of this Agreement.

3. Expenses. Notwithstanding the above, the Company shall pay or reimburse the Consultant, in accordance with the Company’s then-current reimbursement policy, for any expenses reasonably incurred by Consultant in furtherance of Consultant’s duties hereunder upon submission by Consultant of vouchers, receipts, or itemized lists thereof prepared in compliance with such reimbursement policy and as may be required by the Company in order to permit such payments as proper deductions to Company under the Internal Revenue Code, as amended.

4. Termination. This Agreement shall be terminable by either party on thirty days written notice. Upon termination, Consultant shall be paid that portion of his annual compensation owed up to and including the date of termination.

5. Relationship of Parties. The Consultant is an independent contractor and not an employee of the Company. The Company will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of the Consultant.

6. Confidentiality. Consultant agrees that he: (i) shall not make any use whatsoever of the Confidential Information, as defined below, except for permitted purposes and, without limiting the generality of the foregoing, shall not use such Confidential Information in connection with any work performed by Consultant except for permitted purposes; and (ii) shall not use, or induce others to use, any Confidential Information for any other purpose whatsoever, nor at any time, directly or indirectly, print, copy or otherwise produce, in whole or in part, any Confidential Information, without the prior written consent of the the Company; and (iii) shall keep all such Confidential Information strictly secret and confidential and, to that end, without limiting the generality of the foregoing, cause all documents or materials relating to or containing such Confidential Information to be plainly marked to indicate the secret and confidential nature thereof and prevent unauthorized use or reproduction of either Confidential Information or documents and materials embodying the same. The term “Confidential Information,” as used herein, shall mean, by way of example but not by way of limitation, licenses, plans, letters, authorizations, identities, demographics, financial data, and any and all documents relating to the Confidential Information. Confidential Information shall not include information which the Consultant can demonstrate by competent documentary evidence: was in the public domain or not treated as confidential by the disclosing party on the date of this Agreement; came into the public domain through no direct or indirect act or omission of the Consultant after the date of this Agreement or not treated as confidential information subject to non-disclosure agreements after the date of this Agreement; was in the Consultant’s possession at the time of receipt; or was received by the Consultant from a third party having the right to disclose it to the Consultant.

7. Governing Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nebraska, without regard to its conflict of laws doctrine. Each party agrees that any action by either party to enforce the terms of this Agreement may be brought by the other party in an appropriate state or federal court in Nebraska and waives all objections based upon lack of jurisdiction or improper or inconvenient venue of any such court.

8. Entire Agreement. This Agreement contains the entire agreement of the Parties and there are no other promises or conditions in any other agreement whether oral or written, related to the subject matter hereof, or otherwise related to the provision of investment banking, advisory, management, board advisory or other services to the Company.

9. Authority to Enter Into this Agreement. The undersigned warrant that they have the authority to enter into this Agreement on behalf of the Parties they represent.

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IN WITNESS WHEREOF, the Parties have executed, under seal this Consulting Agreement as of the day and year first above written.

FITLIFE BRANDS, INC.

By:         /s/ Michael Abrams
               Name: Michael Abrams
              Title: Chief Financial Officer

DAYTON JUDD

By:
/s/ Dayton Judd